UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2017

DISCOVERY ENERGY CORP.

(Exact name of registrant as specified in its Charter)

Nevada	000-53520	98-0507846
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway Drive, Suite 1700

Houston, Texas 77056

713-840-6495

(Address and telephone number of principal executive offices, including zip code)

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

I. DEBENTURE PLACEMENT

General

Beginning in May 2016 and since then, we have completed a series of placements of our Senior Secured Convertible Debenture due May 27, 2021 (singly a “Debenture” and collectively the “Debentures”). The Debentures were issued pursuant to a securities purchase agreement (the “Securities Agreement”) dated May 27, 2016 and related documentation. The Securities Agreement had been amended three times. For additional information about the material terms, provisions and conditions of the Securities Agreement, the Debentures and other securities issued in the offering, and the security for the Debentures, see our Annual Report on Form 10-K for our fiscal year ended February 28, 2017 (the “Annual Report”) and the exhibits incorporated therein by reference.

The first closing of the Debenture placement involved the issuance to a single investor (the “Original Investor”) of a Debenture having an original principal amount of $3,500,000. Subsequent to this first closing, we have conducted ten additional closings of additional Debenture issuances to the Original Investor or an additional investor (the “New Investor”) or both. We have disclosed each of the first seven closings in Current Reports on Form 8-K. In addition to Debentures, the Original Investor has received warrants (the “Warrants”) to purchase shares of our common stock (singly a “Common Share” and collectively the “Common Shares”).

This current report is to disclose the details of the eighth, ninth, tenth and eleventh closings. We believe that the effects of the eighth, ninth and tenth closings (which occurred on October 10, 2017, January 3, 2018 and April 2, 2018, respectively) were not material to us. However, as a result of the eleventh closing (which occurred on May 16, 2018), we believe that that the effects of the eighth, ninth, tenth and eleventh closings are material to us, considered in the aggregate. The following table summarizes the Debenture issuances in the eighth, ninth, tenth and eleventh closings:

Closing	Date	Principal Amount of Debenture	Conversion Price	Holder of Debenture
Eighth	October 10, 2017	$137,500	$0.20	New Investor
Ninth	January 3, 2018	$137,500	$0.20	New Investor
Tenth	April 2, 2018	$137,500	$0.20	New Investor
Eleventh	May 16, 2018	$212,500	$0.20	New Investor

Each of the Debentures listed in the table above features the initial conversion price set forth in the table for each Common Share acquired upon conversion. (All initial conversion and exercise prices discussed herein are subject to adjustments believed to be customary, including so-called “down round” financing adjustments.)

With the completion of the eleventh round of Debenture placements, we have issued the following securities pursuant to the Debenture financing:

*	Debentures having an aggregate original principal amount of $6,850,000, and

*	Warrants to purchase up to a maximum of 19,125,000 Common Shares at an initial per-share exercise price of $0.20.

The proceeds from the Debenture placements have generally been used to fund our Nike 3D Seismic Survey, the interpretation of it, and the payment of our expenses associated with it. Some of these proceeds have been used for the payment of our and the Debenture holders’ costs of the Debenture placements (including legal fees), general and administrative expenses, the retirement of all of the theretofore outstanding indebtedness (including all amounts owed to Liberty Petroleum Corporation (“Liberty”) for allowing us to be issued our petroleum exploration license in place of Liberty, and all amounts owed on loans made by management), and the acquisition of an aggregate 5.0% royalty interest relating to and burdening our licensed prospect (the “Prospect”). In addition to the preceding, $250,000 of the proceeds from the issuance of Debentures to the New Investor have been effectively used to pay amounts that became owing to Rincon Energy, LLC (“Rincon”) pursuant to a geophysical consulting agreement among Rincon, the New Investor, us and our subsidiary, as the New Investor became entitled to its Debentures as it paid such amounts to Rincon.

We believe that the net proceeds from the most recent Debenture issuances (together with other funds on hand) will be sufficient to finance our general business expenses through July 2018, although we have no assurance of this. In the view of the preceding and the drilling commitment associated with the Prospect, we will need to raise more funds, and we are continuing efforts to raise additional working capital.

The Debentures and Warrants held by the Original Investor create a situation in which a change in the control of us could (but would not necessarily) occur in favor of the Original Investor. Further information about this situation will be contained in our Annual Report on Form 10-K for our fiscal year ended February 28, 2018 to be filed with the U.S. Securities and Exchange Commission within the next month.

Both the Original Investor and the New Investor have certain registration rights with respect to the Common Shares that they may acquire pursuant to the conversion of the new Debentures and upon the Original Investor’s exercise of its new Warrants. These registration rights are described in the Annual Report and are provided for in a registration rights agreement incorporated by reference into the Annual Report. For more information about these registration rights, see the Annual Report.

Per Rule 135c under the Securities Act of 1933, nothing contained herein shall be construed to be an offer to sell, or a solicitation of an offer to buy, any securities. None of the securities the issuances of which are described in this Item 1.01 were registered under the Act, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

II. COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 1, 2017, we entered into a formal written consulting agreement (the “Spickelmier Agreement”) with Keith D. Spickelmier, the Chairman of our Board of Directors. For Mr. Spickelmier’s provision of services, the Spickelmier Agreement requires us to pay to Mr. Spickelmier $125,000 for our fiscal commencing on March 1, 2017 and ending on February 28, 2018 and another $125,000 for our fiscal commencing on March 1, 2018 and ending on February 28, 2019. The timing of these payments is subject to the reasonable agreement of the parties, barring which each such payment shall be made on the last day of the related fiscal year. On or about January 29, 2018 during our fiscal 2018, we elected pay to Mr. Spickelmier $50,000 of the amount that we were obligated to pay to him in fiscal 2019.

Furthermore, near the beginning of our fiscal 2018, we entered into an informal verbal consulting agreement with Keith J. McKenzie, a Director and our Chief Executive Officer. This consulting agreement was intended to compensate Mr. McKenzie for certain services that he provides to us that went above and beyond the usual duties attendant to his positions with us. These services were of the type that we would ordinarily be required to procure from third party service providers. Services are provided pursuant to Mr. McKenzie’s consulting agreement on an “as needed” basis for remuneration agreed upon by him and the disinterested members of our Board of Directors on a case-by-case basis. During the year ended February 28, 2018, Mr. McKenzie received $59,900 per his consulting agreement.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information included in Item 1.01 of this Report is also incorporated by reference into this Item 2.03 of this Report to the extent necessary.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information included in Item 1.01 of this Report is also incorporated by reference into this Item 3.02 of this Report.

The issuances of the Debentures described in Item 2.03 of this Report are, and the issuances of Common Shares upon the conversion of the Debentures will be, claimed to be exempt pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Act”) and Rule 506 of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made only to accredited investors, and subsequent transfers were restricted in accordance with the requirements of the Act.

None of the securities the issuances of which are described in Item 2.03 of this Report were registered under the Act, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information included in Item 1.01 of this Report is also incorporated by reference into this Item 5.02 of this Report to the extent necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY ENERGY CORP.,
(Registrant)

Date: May 21, 2018	By:	/s/ Keith J. McKenzie
Keith J. McKenzie,
Chief Executive Officer